Exhibit 99.1

MEDIFAST ADOPTS LIMITED DURATION STOCKHOLDER RIGHTS PLAN

Baltimore, Md. (November 21, 2019) – Medifast (NYSE: MED) a leading manufacturer and distributor of clinically proven programs and healthy living products, today announced that its Board of Directors has unanimously adopted a limited duration stockholder rights plan (the “Rights Plan”) and declared a dividend of one right for each outstanding share of Medifast common stock. The Rights Plan expires on October 21, 2020, and the Board of Directors may terminate the Rights Plan at any time if it no longer believes that the Rights Plan is in the best interests of the Company and its stockholders.

Medifast remains committed to engaging in constructive dialogue with its stockholders. The Rights Plan is intended to enable all stockholders to realize the long-term value of their investment in Medifast and to protect against any person or group from gaining control of Medifast through the open market or private transactions without paying an appropriate control premium or offering fair and adequate value to all stockholders. The Board of Directors believes that the Rights Plan will help promote the fair and equal treatment of all stockholders of the Company, provide the Board and stockholders with adequate time to make informed decisions and ensure that the Board of Directors remains in the best position to discharge its fiduciary duties to the Company and its stockholders. The Rights Plan is not intended to deter offers that are fair and otherwise in the best interests of the Company’s stockholders.

Pursuant to the Rights Plan, Medifast is issuing one preferred stock purchase right for each current share of common stock outstanding at the close of business on December 2, 2019. Initially, these rights will not be exercisable and will trade with the shares of Medifast’s common stock.

Under the Rights Plan, the rights generally will become exercisable only if a person or group acquires beneficial ownership of 10 percent or more of Medifast’s common stock in a transaction not approved by Medifast’s Board of Directors. In that situation, each holder of a right (other than the acquiring person, whose rights will become void and will not be exercisable) will have the right to purchase, upon payment of the exercise price, a number of Medifast common shares having a market value of twice such price. In addition, if Medifast is acquired in a merger or other business combination after an acquiring person acquires 10 percent or more of Medifast’s common stock, each holder of the right will thereafter have the right to purchase, upon payment of the exercise price, a number of common shares of the acquiring person having a market value of twice such price. The acquiring person will not be entitled to exercise these Rights. Stockholders who beneficially owned 10% or more of Medifast’s outstanding common stock prior to the first public announcement by Medifast of the adoption of the Rights Plan will not trigger any penalties under the Rights Plan so long as they do not acquire beneficial ownership of any additional shares of common stock at a time when they still beneficially own 10% or more of such common stock.

Additional details about the Rights Plan will be contained in a Form 8-K to be filed by Medifast with the U.S. Securities and Exchange Commission.

About Medifast

Medifast (NYSE: MED) is a leading manufacturer and distributor of clinically proven, healthy living products and programs. The brand has been recommended by more than 20,000 doctors since its founding. Its integrated coach model leverages nearly 40 years of experience from medical, franchise, e-commerce, and direct selling channels. Medifast and its community of independent OPTAVIA Coaches embrace the future of wellness with a shared vision to offer the world lifelong transformation, one healthy habit at a time®. OPTAVIA® is represented by a community of OPTAVIA Coaches who teach Clients healthy habits, while offering support and guidance on their transformation journey. In 2018, Medifast announced it will expand into the Asia-Pacific markets of Hong Kong and Singapore in 2019 with its integrated coach model. Medifast is traded on the New York Stock Exchange and was named to Forbes' 100 Most Trustworthy Companies in America List in 2016 and 2017. For more information, visit www.MedifastInc.com or www.OPTAVIA.com.

Forward Looking Statements

Please Note: This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as "intend," "anticipate," "expects" or other similar words or the negative of such terminology. Similarly, descriptions of Medifast's objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Medifast believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Medifast's inability to attract and retain independent OPTAVIA Coaches and clients, Medifast's inability to prevent the use of stolen identities and credit cards outside of the Company's systems to transact business on the Company's e-commerce sites, increases in competition, litigation, regulatory changes, and its planned growth into new domestic and international markets and new channels of distribution. Although Medifast believes that the expectations, statements, and assumptions reflected in these forward- looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

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